UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event
reported): July 24, 2008

Build-A-Bear Workshop, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On July 24, 2008, Build-A-Bear Workshop, Inc. (the “Company”) issued a press release announcing, among other things, total revenue, net retail sales, net income (loss), and diluted earnings (loss) per share for the second quarter (13 weeks ended June 28, 2008) and first six months of fiscal 2008.  The press release also included expected store openings, capital expenditures and depreciation and amortization for fiscal 2009 (52 weeks ending Jan. 2, 2010).

A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.  The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

The information furnished in contained or incorporated by reference into this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.  In addition, this report (including Exhibit 99.1) shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

Item 7.01.     Regulation FD Disclosure.

In June 2008, Build-A-Bear Workshop, Inc. (“BABW” or the “Company”) made an additional equity investment in Ridemakerz, LLC (formerly known as Retail Entertainment Concepts, LLC) (“RMZ”). RMZ is an early-stage company that has developed an interactive retail concept targeted primarily to boys and their families.  BABW purchased approximately 1.67 million Class B Membership Units at a price of $1.50 per Unit for an aggregate consideration of approximately $2.5 million.  The definitive terms of the equity financing were finalized in connection with the final closing of the investment in July 2008.

Including the Class B investment described above and BABW’s equity investment in RMZ’s Class A Membership Units for cash in 2006 and 2007, BABW had purchased approximately 4.7 million Class A and Class B Membership Units of RMZ, for an aggregate purchase price of approximately $5.6 million, as of the end of the second quarter of fiscal 2008.  The Class A and Class B Membership Units are preferred units with customary rights associated with a private company investment, including pre-emptive rights for future issuances by RMZ, a right of first refusal on certain transfers by the other members, co-sale rights on certain transfers by the other members, registration rights in the event of a conversion to a corporation and subsequent public offering.  The BABW Class A and Class B investments rank equally in preference upon a liquidation event, senior to all other classes of equity.  BABW also has the right to purchase 10% of the fully diluted equity of RMZ, for an aggregate exercise price of approximately $800. BABW’s right to purchase this equity is contingent upon certain specified events, including current distributions above a certain amount, an initial public offering of RMZ’s securities, any reclassification, reorganization, consolidation, merger, sale of substantially all the assets of RMZ or its successor, a bankruptcy or similar event or any voluntary or involuntary dissolution, liquidation or winding-up of RMZ.

BABW also continues to provide consulting services under an agreement entered into in connection with the April 2007 equity financing.  Under that agreement, as amended in connection with the June 2008 equity financing, BABW provides operational support services to RMZ in exchange for additional preferred membership units on a per unit valuation of the most immediate preceding preferred unit financing, in an amount to be determined in relation to the aggregate amount of services to be performed during the year. Through the end of the second quarter of fiscal 2008, BABW has received 1,622,818 Class A Membership Units and 50,436 Class B Membership Units in payment for services valued at approximately $1.7 million.  Accordingly, when combined with the $5.6 million aggregate cash purchase price of units, the Company’s total current investment in RMZ is approximately $7.3 million.  BABW currently anticipates that it will continue to provide services during the third and fourth quarters of fiscal 2008 and expects to receive additional Class B Membership Units in exchange therefor. Additionally, BABW maintains an advisory services agreement signed in May 2006 under which BABW provides advisory services to RMZ.

BABW is also a party to an agreement with an entity controlled by the original founders of RMZ, Construct-A-Car, Inc. (“CAC”), providing for: (i) the purchase by BABW of 312,000 common units of RMZ owned by CAC at $0.011 per unit, or a total of $3,428; (ii) the purchase, for $150,000, of a “call” option, exercisable until April 2012, from CAC to acquire an additional 1,250,000 of RMZ common units owned by the CAC, at an exercise price of $1.25 per common unit; and (iii) a “put” option which CAC may exercise at any time through April 2012, requiring BABW to purchase some or all of such 1,250,000 shares of common units of RMZ owned by CAC, at fifty cents ($0.50) per unit. The aggregate number of units subject to the put and call is 1,250,000 units. The $150,000 purchase price for the option would offset the purchase price on a put, but would not offset the call price.

As a result of the transactions described above, BABW owns (or has a right to acquire under certain circumstances) approximately 34% of fully diluted equity in RMZ as of the end of the second quarter of fiscal 2008 (which number assumes the full exercise of the option/put on the RMZ shares owned by CAC and the exercise in full of the purchase rights  described above but excludes the issuance of equity in exchange for the anticipated services for the third and fourth quarters of fiscal 2008, all as described above).

 Maxine Clark, BABW’s Chairman and Chief Executive Bear, continues to serve on the management committee of RMZ.

The information furnished in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. In addition, this report shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated July 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date:	July 24, 2008	By:	/s/ Tina Klocke
Name: Tina Klocke
Title: Chief Financial Bear, Secretary and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated July 24, 2008

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